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                                                                   EXHIBIT 10.68


                                 PLAN AGREEMENT

                                    under the

                RENAL CARE GROUP, INC. SUPPLEMENTAL BENEFIT PLAN


         This Plan Agreement (the "Agreement") is made and entered into this 25th day of February 2003 by and between RENAL CARE GROUP, INC. (the "Company") and SAM A. BROOKS, the Company's current Chief Executive Officer (the "Member"). This Agreement is made pursuant to the Renal Care Group, Inc. Supplemental Benefit Plan (the "Plan"), and contains the specific terms agreed to by the parties with respect to Member's participation in the Plan. Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings assigned such terms in the Plan.

         In consideration of the mutual covenants and agreements described below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Retirement Income. The Company will pay Retirement Income to the Member as follows:

                  (a) The amount of the Member's Retirement Income shall be $650,000 per year for ten years beginning on January 2 of the year first following the Retirement Date.

                  (b) The Retirement Income will be paid in equal monthly installments beginning on January 2 of the year first following the Retirement Date.

                  (c) In the event of the death of the Member and the Member's primary Beneficiary prior to full payment of benefits under the terms of this Plan Agreement, all remaining payments will be paid to the secondary Beneficiary in a lump sum, equal to the present value of the remaining payments due under this Plan Agreement. The present value of such remaining payments will be determined using a discount rate of four percent (4%) per annum. Such lump sum payment will be made within 90 days following the death of the Member or the Member's primary Beneficiary, whomever is the last to die.

         2. Continuation of Welfare Benefits. Until the later of the death of the Member and the death of the Member's spouse, the Company will continue medical and dental benefits to the Member and his family in a manner and scope substantially equivalent to those benefits provided to the Member and his family in accordance with the plans, programs, practices and policies of the Company in which the Member is participating immediately prior to the Retirement Date; provided, however, that if the Member becomes re-employed with another employer and is eligible to receive medical or dental benefits under another employer-provided plan, the medical and dental benefits


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described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. The Member shall pay or reimburse the Company for that portion of the cost of such welfare benefits that employees who are in the same or similarly situated class as the Member immediately preceding the Retirement Date are required to pay.

         3. Use of Company Aircraft. Following the Retirement Date, and under reasonable procedures to be determined by the Company, the Member shall be entitled to use the Company's time-share aircraft (for so long as the Company maintains a time-share aircraft) for up to 25 hours per year for the period beginning on the Retirement Date and ending on the day immediately preceding the tenth anniversary of the Retirement Date. The Member agrees to reimburse the Company for the value of such use of the Company's time-share aircraft calculated in accordance with Internal Revenue Service guidelines such that the Member does not have taxable income arising on account of such use of the Company's time-share aircraft.

         4.       Miscellaneous.

                  (a) Successors. This Plan Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Plan Agreement and the Plan.

                  (b) Severability. If any one or more of the provisions contained in this Plan Agreement are invalid, illegal or unenforceable, the other provisions of this Plan Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                     Renal Care Group, Inc.



                                     By: /s/ R. Dirk Allison
                                         ---------------------------------------
                                     Title: Executive Vice President and CFO
                                            ------------------------------------

                                     Member:



                                     /s/ Sam A. Brooks
                                     -------------------------------------------
                                     Sam A. Brooks